Exhibit 99.1

FOR IMMEDIATE RELEASE
May 1, 2015

Interline Brands Announces First Quarter 2015 Sales and Earnings Results

Jacksonville, Fla. - May 1, 2015 - Interline Brands, Inc. ("Interline" or the "Company"), a leading distributor and direct marketer of broad-line maintenance, repair and operations ("MRO") products to the facilities maintenance end-market, reported sales and earnings for the fiscal quarter ended March 27, 2015.

First Quarter 2015 Highlights:

•	Sales increased 4.9% to $411.7 million versus prior first quarter

•	Adjusted EBITDA increased 9.6% to $29.3 million versus prior first quarter

•	LTM Adjusted EBITDA increased to $144.4 million as of quarter-end

•	Net debt(1) to LTM Adjusted EBITDA ratio was 5.7x as of quarter-end

Michael J. Grebe, Chairman and Chief Executive Officer, commented, “I am pleased with our results for the first quarter, which reflect solid performance and share gain across our largest end markets. Despite some inclement weather, net sales grew by almost five percent during the quarter driven by our growth investments and continued strength in our institutional and multi-family businesses. I am very pleased with our operating performance during the quarter as we generated significant operating leverage, which contributed to an increase in Adjusted EBITDA of close to ten percent.”

Mr. Grebe continued, “While we are keeping a watchful eye on macroeconomic trends, as we look ahead to the second quarter and the remainder of 2015, we feel very good about the trajectory of our business and investments, our leading position in the markets we serve, and the steady, consumable nature of our products.”

First Quarter 2015 Results

Sales for the quarter ended March 27, 2015 were $411.7 million, a 4.9% increase compared to sales of $392.5 million for the quarter ended March 28, 2014. Sales to our institutional facilities customers, comprising 45% of sales, increased 5.7% for the quarter. Sales to our multi-family housing facilities customers, comprising 35% of sales, increased 6.4% for the quarter. Sales to our residential facilities customers, comprising 20% of sales, increased 2.0% for the quarter.

Gross profit increased $6.3 million, or 4.6%, to $142.1 million for the first quarter of 2015, compared to $135.8 million for the first quarter of 2014. As a percentage of sales, gross profit decreased 10 basis points year-over-year, from 34.6% to 34.5% primarily due to small changes in the mix of product sales.

Selling, general and administrative ("SG&A") expenses for the first quarter of 2015 increased $1.9 million, or 1.7%, to $115.9 million from $114.0 million for the first quarter of 2014. SG&A expenses during the three months ended March 27, 2015 and March 28, 2014, included expenses related to our expansion initiatives of $5.2 million and $3.2 million, respectively. As a percentage of sales, SG&A expenses decreased 90 basis points to 28.1% during the first quarter of 2015 compared to 29.0% during the first quarter of 2014. The improvement in SG&A expenses as a percentage of net sales was due to continued management of our cost structure, as well as lower distribution center consolidation and restructuring costs. Excluding distribution center consolidation and restructuring costs, acquisition-related costs, share-based compensation and nonrecurring litigation-related charges, but including the cost of the expansion initiatives, SG&A as a percentage of sales decreased by 40 basis points year-over-year.

First quarter 2015 Adjusted EBITDA increased 9.6% to $29.3 million compared to $26.8 million in the first quarter of 2014. As a percentage of sales, Adjusted EBITDA improved to 7.1% from 6.8% in the prior year.

Kenneth D. Sweder, President and Chief Operating Officer, commented, “This quarter marked a major milestone for our Company, as we completed the launch of our new institutional brand, SupplyWorks. The launch of our new brand solidifies our leadership position in the institutional facilities maintenance market, unifying multiple brands under one national banner. We are encouraged by the reception we have received in the industry and the overwhelmingly positive response from customers and supplier partners alike. We continue to believe that SupplyWorks allows us to scale our business efficiently by having one team, one process, and one national platform, while also providing our customers with a compelling value proposition that we believe is unique in the industry.”

Net loss for the first quarter of 2015 and 2014 was $3.8 million and $6.1 million, respectively.

Operating Free Cash Flow and Leverage

Cash flows used in operating activities for the three months ended March 27, 2015 was $29.7 million compared to cash flows used in operating activities of $10.0 million for the three months ended March 28, 2014. Operating Free Cash Flow used during the three months ended March 27, 2015 was $11.3 million compared to $2.7 million generated during the three months ended March 28, 2014.

Federico L. Pensotti, Chief Financial Officer, commented, “Our balance sheet and capital structure remain strong. During the quarter, we invested in additional inventory to support growth in advance of the seasonally strongest part of the year. Accordingly, we anticipate that working capital will be a source of cash in the coming quarters.”

About Interline

Interline Brands, Inc. is a leading distributor and direct marketer with headquarters in Jacksonville, Florida. As one of the largest national distributors of broad-line facilities maintenance, repair and operations products in North America, Interline serves over 175,000 customer locations and holds leading market positions in the institutional, multi-family housing and residential end-markets. Interline provides its customers comprehensive supply chain solutions including next-day delivery capability to 98% of the U.S. population, the right merchandise breadth of over 150,000 national and exclusive branded products, innovative supply chain and ecommerce technology, and specialized end-market expertise from more than 1,600 sales and support professionals. For more information, visit the Company's website at http://www.interlinebrands.com.

Recent releases and other news, reports and information about the Company can be found on the "Investor Relations" page of the Company's website at http://ir.interlinebrands.com/.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). Interline's management uses non-US GAAP measures in its analysis of the Company's performance. Investors are encouraged to review the reconciliation of non-US GAAP financial measures to the comparable US GAAP results available in the accompanying tables.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release that are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements by using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, natural or man-made disasters, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 27, 2015 and in the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 2014. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend to update the information provided today prior to its next earnings release.

(1) Net debt of $821.9 million is comprised of short-term debt of $3.5 million, long-term debt of $825.0 million (excluding $0.7 million of unamortized original issue discount) and $1.0 thousand of capital leases less cash and cash equivalents of $6.6 million.

CONTACT: Lev Cela
PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 27, 2015 AND MARCH 28, 2014
(in thousands, except share and per share data)

	March 27, 2015	December 26, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$6,576	$6,064
Accounts receivable - trade (net of allowance for doubtful accounts of $4,301 and $4,190 as of March 27, 2015 and December 26, 2014, respectively)	192,243	177,878
Inventories	317,545	302,743
Prepaid expenses and other current assets	36,378	42,596
Income taxes receivable	8,082	4,139
Deferred income taxes	30,259	30,290
Total current assets	591,083	563,710
Property and equipment, net	54,587	54,844
Goodwill	486,439	486,439
Other intangible assets, net	333,726	345,314
Other assets	9,143	10,315
Total assets	$1,474,978	$1,460,622
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$121,127	$126,116
Accrued expenses and other current liabilities	86,311	96,272
Accrued interest	6,650	17,305
Current portion of long-term debt	3,500	83,500
Current portion of capital leases	1	10
Total current liabilities	217,589	323,203
Long-Term Liabilities:
Deferred income taxes	117,844	116,358
Long-term debt, net of current portion	824,255	702,099
Other liabilities	2,243	2,445
Total liabilities	1,161,931	1,144,105
Commitments and contingencies (see Note 4)
Stockholders' Equity:
Common stock; $0.01 par value, 2,500,000 authorized; 1,502,092 and 1,501,418 shares issued and 1,499,053 and 1,499,142 shares outstanding as of March 27, 2015 and December 26, 2014, respectively	15	15
Additional paid-in capital	401,286	400,231
Accumulated deficit	(85,612)	(81,856)
Accumulated other comprehensive loss	(1,697)	(1,165)
Treasury stock, at cost, 3,039 and 2,276 shares held as of March 27, 2015 and December 26, 2014, respectively	(945)	(708)
Total stockholders' equity	313,047	316,517
Total liabilities and stockholders' equity	$1,474,978	$1,460,622

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 27, 2015 AND MARCH 28, 2014
(in thousands)

	Three Months Ended
	March 27, 2015	March 28, 2014

Net sales	$411,747	$392,469
Cost of sales	269,688	256,679
Gross profit	142,059	135,790

Operating Expenses:
Selling, general and administrative expenses	115,875	113,975
Depreciation and amortization	13,110	12,604
Merger related expenses	—	102
Total operating expenses	128,985	126,681
Operating income	13,074	9,109

Loss on extinguishment of debt, net	(6,655)	(4,153)
Interest expense	(12,867)	(15,684)
Interest and other income	188	192
Loss before income taxes	(6,260)	(10,536)
Income tax benefit	(2,504)	(4,442)
Net loss	$(3,756)	$(6,094)

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 27, 2015 AND MARCH 28, 2014
(in thousands)

	Three Months Ended
	March 27, 2015	March 28, 2014
Cash Flows from Operating Activities:
Net loss	$(3,756)	$(6,094)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,110	12,604
Amortization of deferred lease incentive obligation	(189)	(211)
Amortization of deferred debt financing costs	986	987
Amortization of debt discount (premium)	31	(539)
Tender premiums and expenses related to debt extinguishments	4,043	18,491
Write-off of unamortized OpCo Notes fair value adjustment	—	(17,803)
Write-off of deferred debt issuance costs	2,612	3,465
Share-based compensation	961	692
Excess tax benefits from share-based compensation	9	—
Deferred income taxes	1,517	6,018
Provision for doubtful accounts	290	453
Gain on disposal of property and equipment	(13)	—
Other	209	9
Changes in assets and liabilities:
Accounts receivable - trade	(14,759)	(12,273)
Inventories	(14,967)	1,366
Prepaid expenses and other current assets	6,214	8,251
Other assets	1,162	(78)
Accounts payable	(5,407)	(8,743)
Accrued expenses and other current liabilities	(7,105)	(2,411)
Accrued interest	(10,655)	(11,559)
Income taxes	(3,956)	(2,607)
Other liabilities	(13)	(22)
Net cash used in operating activities	(29,676)	(10,004)
Cash Flows from Investing Activities:
Purchases of property and equipment, net	(5,509)	(4,398)
Net cash used in investing activities	(5,509)	(4,398)
Cash Flows from Financing Activities:
Proceeds from ABL Facility	164,000	42,000
Payments on ABL Facility	(41,000)	(47,000)
Proceeds from issuance of Term Loan Facility, net	—	349,125
Payments on Term Loan Facility	(875)	—
Partial redemption of HoldCo Notes	(80,000)	—
Repayment of OpCo Notes	—	(300,000)
Payment of tender premiums and expenses related to debt extinguishments	(4,043)	(18,491)
Payment of deferred debt financing costs	(71)	(7,140)
Decrease in purchase card payable, net	(1,853)	(306)
Payments on capital lease obligations	(9)	(79)
Proceeds from issuance of common stock	—	140
Excess tax benefits from share-based compensation	(9)	—
Purchases of treasury stock	(134)	—
Net cash provided by financing activities	36,006	18,249
Effect of exchange rate changes on cash and cash equivalents	(309)	(123)
Net increase in cash and cash equivalents	512	3,724
Cash and cash equivalents at beginning of period	6,064	6,102
Cash and cash equivalents at end of period	$6,576	$9,826

	Three Months Ended
	March 27, 2015	March 28, 2014
Supplemental Disclosure of Cash Flow Information:
Cash paid (received) during the period for:
Interest	$22,459	$26,779
Income taxes, net of refunds	217	(7,851)

Schedule of Non-Cash Investing and Financing Activities:
Capital expenditures incurred but not yet paid	2,038	1,095
Accrued deferred debt issuance costs	—	849

INTERLINE BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION
THREE MONTHS ENDED MARCH 27, 2015 AND MARCH 28, 2014
(in thousands)

EBITDA and Adjusted EBITDA
			Last Twelve Months Ended March 27, 2015
	Three Months Ended
	March 27, 2015	March 28, 2014
EBITDA
Net loss (GAAP)	$(3,756)	$(6,094)	$(44,734)
Interest expense, net	12,854	15,637	56,316
Income tax benefit	(2,504)	(4,442)	(29,028)
Depreciation and amortization	13,110	12,604	54,320
EBITDA	19,704	17,705	36,874

EBITDA Adjustments
Impairment of other intangible assets	—	—	67,500
Loss on extinguishment of debt	6,655	4,153	6,759
Merger related expenses	—	102	—
Share-based compensation	961	692	3,989
Distribution center consolidations and restructuring costs	1,042	2,507	5,994
Acquisition-related costs, net	640	470	1,666
Litigation-related charges	229	982	20,851
Impact of straight-line rent expense	116	174	731
Adjusted EBITDA	$29,347	$26,785	$144,364
Adjusted EBITDA margin	7.1%	6.8%	8.5%

We define EBITDA as net income (loss) adjusted to exclude interest expense, net of interest income; provision (benefit) for income taxes; and depreciation and amortization expense.

We define Adjusted EBITDA as EBITDA adjusted to exclude merger-related expenses associated with the acquisition of the Company by affiliates of GS Capital Partners and P2 Capital Partners; share-based compensation, which is comprised of non-cash compensation arising from the grant of equity incentive awards; loss on extinguishment of debt, which is comprised of gains and losses associated with specific significant financing transactions such as writing off the deferred financing costs associated with our previous asset-based credit facility and previously refinanced indentures; distribution center consolidations and restructuring costs, which are comprised of facility closing costs, such as lease termination charges, property and equipment write-offs and headcount reductions, incurred as part of the rationalization of our distribution network, as well as employee separation costs, such as severance charges, incurred as part of a restructuring; acquisition-related costs, which include our direct acquisition-related expenses, including legal, accounting and other professional fees and expenses arising from acquisitions, as well as severance charges, stay bonuses, and fair market value adjustments to earn-outs; litigation-related charges associated with the class action lawsuit filed by Craftwood Lumber Company in 2011 and other nonrecurring litigation-related charges; and the non-cash impact on rent expense associated with the effect of straight-line rent expense on leases due to the application of purchase accounting. Adjusted EBITDA does not include the effect of estimated cost reduction actions that have been entered into but for which the benefits will not be realized until the following fiscal year, such as purchasing synergies primarily resulting from the JanPak acquisition as well as expected cost savings from various contract renegotiations.

EBITDA and Adjusted EBITDA differ from Consolidated EBITDA as defined in our credit agreements and EBITDA as defined in our indenture. We believe EBITDA and Adjusted EBITDA allow management and investors to evaluate our operating performance without regard to the adjustments described above which can vary from company to company depending upon the acquisition history, capital intensity, financing options and the method by which its assets were acquired. While adjusting for these items limits the usefulness of these non-US GAAP measures as performance measures because they do not reflect all the related expenses we incurred, we believe adjusting for these items and monitoring our performance with and without them helps management and investors more meaningfully evaluate and compare the results of our operations from period to period and to those of other companies. Actual results could differ materially from those presented. We believe these items for which we are adjusting are not indicative of our core operating results. These items impacted net income (loss) over the periods presented, which makes direct comparisons between years less meaningful and more difficult without adjusting for them. While we believe that some of the items excluded in the calculation of EBITDA and Adjusted EBITDA are not indicative of our core operating results, these items did impact our income statement during the relevant periods, and management therefore utilizes EBITDA and Adjusted EBITDA as operating performance measures in conjunction with other measures of financial performance under US GAAP such as net income (loss).

Operating Free Cash Flow

	Three Months Ended
	March 27, 2015	March 28, 2014
Adjusted EBITDA	$29,347	$26,785

Changes in net working capital items:
Accounts receivable	(14,759)	(12,273)
Inventories	(14,967)	1,366
Accounts payable	(5,407)	(8,743)
Increase in net working capital	(35,133)	(19,650)

Less: capital expenditures	(5,509)	(4,398)
Operating Free Cash Flow	$(11,295)	$2,737

We define Operating Free Cash Flow as Adjusted EBITDA adjusted to include the cash provided by (used for) our core working capital accounts, which are comprised of accounts receivable, inventories and accounts payable, less capital expenditures. We believe Operating Free Cash Flow is an important measure of our liquidity as well as our ability to meet our financial commitments. We use operating free cash flow in the evaluation of our business performance. However, a limitation of this measure is that it does not reflect payments made in connection with investments and acquisitions. To compensate for this limitation, management evaluates its investments and acquisitions through other return on capital measures.